EXHIBIT 23.1








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                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 dated February 27, 1998, for the registration of an aggregate of 3,003,248 shares of ECCS, Inc.'s Common Stock. We also consent to the incorporation by reference therein of our report dated February 25, 1997, with respect to the consolidated financial statements and schedule of ECCS, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996, filed on March 28, 1997 with the Securities and Exchange Commission. Additionally, we consent to the incorporation by reference of such report, with respect to the consolidated financial statements of ECCS, Inc., included in the Rule 424(b) Prospectus, related to its Registration Statement on Form S-2 (No. 333-32931), filed on August 20, 1997 with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP

Princeton, New Jersey
February 25, 1998